EXHIBIT 99.1

Franchise Group, Inc. Announces Fiscal 2022 Second Quarter Financial Results

DELAWARE, Ohio, Aug. 04, 2022 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group,” “FRG” or the “Company”) today announced the financial results of its fiscal 2022 second quarter. For the second quarter of fiscal 2022, total reported revenue for Franchise Group was $1.1 billion, net income from continuing operations was $41.0 million or $0.94 per fully diluted share, Adjusted EBITDA was $103.4 million and Non-GAAP EPS was $1.19 per share.    On June 25, 2022, total cash on hand was approximately $95.0 million and outstanding term debt was approximately $1.1 billion.

“Core to FRG is an intentional model of operational and end market diversification that is serving us well during the recent supply and demand turbulence. Accelerating franchising and continued profitable growth in pet, health & wellness, and education services are countering reduced top and bottom-line performance in our home furnishings businesses. Currently, we are seeing signs that inflation is cresting and even reversing in the areas of freight and home furnishing product costs. We believe that market forces will continue to shift in our favor over the balance of the year and begin to restore our home furnishings unit volumes and profit margins to historical levels next year,” stated Brian Kahn, Franchise Group’s President and CEO.

The Company has six reportable segments: American Freight; The Vitamin Shoppe; Pet Supplies Plus; Buddy’s; Sylvan; and Badcock. The following table summarizes Revenue, Adjusted EBITDA, and Net Income/(Loss) for each of these segments.   Reconciliations of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS to their respective most comparable GAAP measures, are included below under “Non-GAAP Financial Measures and Key Metrics.”

	For the Three Months Ended			For the Six Months Ended
	June 25, 2022			June 25, 2022
		Adjusted	Net		Adjusted	Net
	Revenue	EBITDA	Income/(Loss)	Revenue	EBITDA	Income/(Loss)
	(In thousands)			(In thousands)
American Freight	$226,428	$7,443	$2,236	$467,843	$23,325	$803
Vitamin Shoppe	306,897	38,414	18,332	617,851	78,908	39,737
Pet Supplies Plus	302,733	27,244	11,298	603,946	51,465	19,423
Buddy's	14,129	4,093	1,883	29,713	9,328	4,448
Sylvan Learning	11,512	3,887	408	21,556	6,715	574
Badcock	233,299	26,163	14,422	489,558	52,273	11,563
Corporate	-	(3,825)	(7,596)	-	(6,255)	(23,247)
Total	$1,094,998	$103,418	$40,983	$2,230,467	$215,759	$53,301

Outlook

Franchise Group is updating its previously announced financial outlook for fiscal year 2022 to revenue of approximately $4.3 billion from $4.45 billion, Adjusted EBITDA to approximately $390 million from $450 million and Non-GAAP EPS to approximately $4.00 per share from $5.00 per share. In calculating EPS, the Company is using approximately 41.0 million weighted average shares outstanding. Non-GAAP EPS is calculated by adding the tax effected impact of adjustments to EBITDA to net income on a per share basis. In calculating GAAP and Non-GAAP EPS, the Company is currently using an effective tax rate of approximately 27%.

The Company does not provide a quantitative reconciliation of forward-looking, Non-GAAP financial measures such as forecasted Adjusted EBITDA or Non-GAAP EPS to the most directly comparable GAAP financial measures because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading. Estimates exclude potential acquisitions, divestitures or refranchising activities. See “Non-GAAP Financial Measures and Key Metrics.”

Conference Call Information

Franchise Group will conduct a conference call on August 4th at 4:30 P.M. ET to discuss its business, review financial results for its fiscal 2022 first and discuss its outlook for the balance of fiscal year 2022. A real-time webcast of the conference call will be available on the Events page of Franchise Group’s website at www.franchisegrp.com. Dial in access is also accessible through the link on the website. Please register 5-10 minutes prior to the scheduled start time.

About Franchise Group, Inc.
Franchise Group is an owner and operator of franchised and franchisable businesses that continually looks to grow its portfolio of brands while utilizing its operating and capital allocation philosophy to generate strong cash flow for its shareholders. Franchise Group’s business lines include Pet Supplies Plus, American Freight, The Vitamin Shoppe, Badcock Home Furniture & more, Buddy’s Home Furnishings and Sylvan Learning. On a combined basis, Franchise Group currently operates over 3,000 locations predominantly located in the U.S. that are either Company-run or operated pursuant to franchising and dealer agreements.

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

(In thousands, except share count and per share data)	June 25, 2022	December 25, 2021
Assets	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$95,038	$292,714
Current receivables, net	178,687	118,698
Current securitized receivables, net	322,028	369,567
Inventories, net	825,393	673,170
Current assets held for sale	27,999	-
Other current assets	26,389	24,063
Total current assets	1,475,534	1,478,212
Property, plant, and equipment, net	226,771	449,886
Non-current receivables, net	10,402	11,755
Non-current securitized receivables, net	40,820	47,252
Goodwill	806,653	806,536
Intangible assets, net	122,347	127,951
Tradenames	222,703	222,687
Operating lease right-of-use assets	866,226	714,741
Investment in equity securities	24,394	35,249
Other non-current assets	19,151	18,902
Total assets	$3,815,001	$3,913,171
Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term obligations	$322,363	$486,170
Current operating lease liabilities	178,278	173,101
Accounts payable and accrued expenses	425,728	410,552
Other current liabilities	41,671	50,833
Total current liabilities	968,040	1,120,656
Long-term obligations, excluding current installments	1,281,530	1,383,725
Non-current operating lease liabilities	701,185	557,071
Other non-current liabilities	95,392	88,888
Total liabilities	3,046,147	3,150,340

Stockholders' equity:
Common stock, $0.01 par value per share, 180,000,000 shares authorized, 40,358,754 and 40,296,688 shares issued and outstanding at June 25, 2022 and December 25, 2021, respectively.	404	403
Preferred stock, $0.01 par value per share, 20,000,000 shares authorized, and 4,541,125 issued and outstanding at June 25, 2022 and December 25, 2021, respectively.	45	45
Additional paid-in capital	486,059	475,396
Retained earnings	282,346	286,987
Total equity	768,854	762,831
Total liabilities and equity	$3,815,001	$3,913,171

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
(In thousands, except share count and per share data)	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Product	$952,009	$805,768	$1,931,173	$1,389,585
Service and other	135,648	48,193	283,929	76,768
Rental	7,341	8,797	15,365	17,750
Total revenues	1,094,998	862,758	2,230,467	1,484,103
Operating expenses:
Cost of revenue:
Product	600,780	522,576	1,217,364	861,991
Service and other	8,732	934	17,395	1,339
Rental	2,741	2,935	5,603	5,940
Total cost of revenue	612,253	526,445	1,240,362	869,270
Selling, general, and administrative expenses	405,639	278,157	782,633	503,702
Total operating expenses	1,017,892	804,602	2,022,995	1,372,972
Income from operations	77,106	58,156	207,472	111,131
Other expense:
Bargain purchase gain	3,581	-	3,514	-
Gain on sale-leaseback transactions, net	49,854	-	49,854	-
Other	12,853	-	(9,122)	(36,726)
Interest expense, net	(88,839)	(22,865)	(181,167)	(70,300)
Income from continuing operations before income taxes	54,555	35,291	70,551	4,105
Income tax expense (benefit)	13,572	2,770	17,250	(81)
Income from continuing operations	40,983	32,521	53,301	4,186
Income from discontinued operations, net of tax	-	6,215	-	48,363
Net income attributable to Franchise Group, Inc.	$40,983	$38,736	$53,301	$52,549

Income per share from continuing operations:
Basic	$0.96	$0.76	$1.22	$-
Diluted	0.94	0.74	1.19	-

Net income per share:
Basic	$0.96	$0.91	$1.22	$1.20
Diluted	0.94	0.89	1.19	1.20

Weighted-average shares outstanding:
Basic	40,356,299	40,175,058	40,331,855	40,142,571
Diluted	41,126,605	40,905,567	41,148,668	40,142,571

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	Six Months Ended
(In thousands)	June 25, 2022	June 26, 2021
	(Unaudited)	(Unaudited)
Operating Activities
Net income	$53,301	$52,549
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for doubtful accounts	56,840	1,910
Depreciation, amortization, and impairment charges	42,236	31,157
Amortization of deferred financing costs and prepayment penalties	12,032	69,923
Amortization of securitized debt discount	128,208	-
Stock-based compensation expense	10,853	5,478
Change in fair value of investment	10,855	-
Gain on sale-leaseback, bargain purchases, and sales of Company-owned stores	(55,883)	(731)
Other non-cash items	(2,182)	645
Changes in other assets and liabilities	(206,572)	(55,305)
Net cash provided by operating activities	49,688	105,626
Investing Activities
Purchases of property, plant, and equipment	(21,809)	(25,028)
Proceeds from sale of property, plant, and equipment	240,558	293
Acquisition of business, net of cash and restricted cash acquired	(3,754)	(462,821)
Issuance of operating loans to franchisees	-	(17,612)
Payments received on operating loans to franchisees	1,000	23,013
Net cash (used in) investing activities	215,995	(482,155)
Financing Activities
Dividends paid	(54,665)	(32,808)
Issuance of long-term debt and other obligations	219,056	1,306,724
Repayment of long-term debt and other obligations	(625,746)	(856,385)
Issuance of common stock	49	-
Issuance of preferred stock	-	79,542
Principal payments of finance lease obligations	(1,383)	-
Payment for debt issue costs and prepayment penalty on extinguishment	(431)	(87,502)
Other stock compensation transactions	(239)	(18)
Net cash provided by (used in) financing activities	(463,359)	409,553
Effect of exchange rate changes on cash, net	-	142
Net increase (decrease) in cash equivalents and restricted cash	(197,676)	33,166
Cash, cash equivalents and restricted cash at beginning of period	292,714	151,502
Cash, cash equivalents and restricted cash at end of period	$95,038	$184,668
Supplemental Cash Flow Disclosure
Cash paid for taxes, net of refunds	$17,842	$1,284
Cash paid for interest	42,013	61,249
Accrued capital expenditures	2,751	3,406
Tax receivable agreement included in other long-term liabilities	-	1,211

Non-GAAP Financial Measures and Key Metrics

Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS are financial measures that are not prepared in accordance with GAAP. Management believes the presentation of these measures is useful to investors as supplemental measures in evaluating the aggregate performance of the Company’s operating businesses and in comparing its results from period to period because they exclude items that the Company does not believe are reflective of its core or ongoing operating results. These measures are used by management to evaluate the Company’s performance and make resource allocation decisions each period. These metrics are also used in the determination of executive management's compensation. Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS should not be considered in isolation or as a substitute for net income or other income statement information prepared in accordance with GAAP and our presentation of these non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Management defines and calculates Adjusted EBITDA as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization adjusted for certain non-core or non-operational items related to executive severance and related costs, stock-based compensation, shareholder litigation costs, corporate governance costs, accrued judgments and settlements, net of estimated revenue, store closures, rebranding costs, acquisition costs, inventory fair value step up amortization and prepayment penalty on early debt repayment. Adjusted EBITDA is a financial measure that is not prepared in accordance with GAAP.

Management defines and calculates Non-GAAP Net Income and Non-GAAP EPS as net income (loss) and net income (loss) per diluted share from continuing operations adjusted for non-core or non-operational items related to executive severance and related costs, stock-based compensation, non-cash executive compensation expense, shareholder litigation costs, prepayment penalties on early debt repayment, non-cash amortization of debt issuance costs, store closures, the Badcock segment's in-house financing operations, rebranding costs, acquisition costs, inventory fair value step up amortization, and amortization of acquired intangible assets. Although amortization of acquired intangible assets is excluded from these non-GAAP measures, it is important for investors to understand that such intangible assets support revenue generation. Management excludes amortization of intangible assets because these are non-cash amounts for which the amount and frequency are significantly impacted by the timing and size of our acquisitions, which vary from period to periods and across companies. The tax effect on the related non-GAAP adjustments was calculated based on an estimated annual non-GAAP effective tax rate of 27%.

Reconciliation of Adjusted EBITDA
Below are reconciliations of Net Income/(Loss) from continuing operations to Adjusted EBITDA for the three and six months ended June 25, 2022.

	For the Three Months Ended June 25, 2022
($ In thousands)	Buddy's	Pet Supplies Plus	American Freight	Vitamin Shoppe	Sylvan	Badcock	Corporate	Total
Net income (loss) from continuing operations	$1,883	$11,298	$2,236	$18,332	$408	$14,422	$(7,596)	$40,983
Add back:
Interest expense	826	4,774	7,592	6,432	731	68,103	381	88,839
Income tax expense (benefit)	852	2,582	(4,799)	6,253	480	1,813	6,390	13,572
Depreciation and amortization charges	750	5,607	2,528	7,082	2,129	1,459	-	19,554
Total Adjustments	2,428	12,963	5,321	19,767	3,340	71,375	6,771	121,965
EBITDA	4,311	24,261	7,557	38,099	3,748	85,797	(825)	162,948
Adjustments to EBITDA
Executive severance and related costs	-	161	-	-	-	-	-	161
Litigation costs and settlements	(288)	-	(296)	315	-	-	-	(269)
Stock-based and long term executive compensation	70	2,567	(71)	-	139	-	5,337	8,041
Corporate compliance costs	-	-	-	-	-	-	-	-
Store closures	-	173	(20)	-	-	-	-	153
W.S. Badcock financing operations	-	-	-	-	-	(6,928)	-	(6,928)
Prepayment penalty on early debt repayment	-	-	-	-	-	-	-	-
Right-of-use asset impairment	-	-	273	-	-	-	-	273
Integration costs	-	64	-	-	-	-	-	64
Divestiture costs	-	-	-	-	-	493	-	493
Acquisition costs	-	18	-	-	-	236	4,522	4,776
Gain on investment in equity securities	-	-	-	-	-	-	(12,859)	(12,859)
Acquisition bargain purchase gain	-	-	-	-	-	(3,581)	-	(3,581)
Gain on sale-leaseback and owned properties, net	-	-	-	-	-	(49,854)	-	(49,854)
Total Adjustments to EBITDA	(218)	2,983	(114)	315	139	(59,634)	(3,000)	(59,530)
Adjusted EBITDA	$4,093	$27,244	$7,443	$38,414	$3,887	$26,163	$(3,825)	$103,418

	For the Six Months Ended June 25, 2022
($ In thousands)	Buddy's	Pet Supplies Plus	American Freight	Vitamin Shoppe	Sylvan	Badcock	Corporate	Total
Net income (loss) from continuing operations	$4,448	$19,423	$803	$39,737	$574	$11,563	$(23,247)	$53,301
Add back:
Interest expense	1,634	9,505	15,161	12,831	1,450	140,133	453	181,167
Income tax expense (benefit)	1,545	6,747	279	13,803	540	2,806	(8,470)	17,250
Depreciation and amortization charges	1,507	11,736	5,087	13,945	3,985	5,328	-	41,588
Total Adjustments	4,686	27,988	20,527	40,579	5,975	148,267	(8,017)	240,005
EBITDA	9,134	47,411	21,330	80,316	6,549	159,830	(31,264)	293,306
Adjustments to EBITDA
Executive severance and related costs	-	154	-	-	-	102	-	256
Litigation costs and settlements	55	-	786	865	-	-	(1,745)	(39)
Stock-based and long term executive compensation	139	3,442	224	-	148	-	10,714	14,667
Corporate compliance costs	-	-	-	-	-	-	51	51
Store closures	-	293	218	-	-	-	575	1,086
W.S. Badcock financing operations	-	-	-	-	-	(57,799)	-	(57,799)
Prepayment penalty on early debt repayment	-	-	-	-	-	-	-	-
Right-of-use asset impairment	-	-	648	-	-	-	-	648
Integration costs	-	108	105	-	18	297	-	528
Divestiture costs	-	-	-	-	-	2,429	-	2,429
Acquisition costs	-	57	14	-	-	782	4,550	5,403
Gain on investment in equity securities	-	-	-	-	-	-	10,864	10,864
Acquisition bargain purchase gain	-	-	-	-	-	(3,514)	-	(3,514)
Gain on sale-leaseback and owned properties, net	-	-	-	(2,273)	-	(49,854)	-	(52,127)
Total Adjustments to EBITDA	194	4,054	1,995	(1,408)	166	(107,557)	25,009	(77,547)
Adjusted EBITDA	$9,328	$51,465	$23,325	$78,908	$6,715	$52,273	$(6,255)	$215,759

Reconciliation of Non-GAAP Net Income and EPS

Below are reconciliations of Net Income/(Loss) from continuing operations to Non-GAAP Net Income and Net Income/(Loss) from continuing operations per diluted share to Non-GAAP EPS for the three and six months ended June 25, 2022.

	For the Three Months Ended		For the Six Months Ended
($ In thousands except share count and per share data)	June 25, 2022		June 25, 2022

Net income (loss) from continuing operations / Net income (loss) from continuing operations per diluted share	$40,983	1.00	$53,301	$1.30
Less: Preferred dividend declared	(2,129)	(0.06)	(4,257)	(0.11)
Adjusted Net Income available to Common Stockholder	38,854	0.94	49,044	1.19
Add back:
Executive severance and related costs	161	0.01	256	0.01
Litigation costs and settlements	(269)	(0.01)	(39)	-
Stock-based and long term executive compensation	8,041	0.20	14,667	0.36
Corporate compliance costs	-	-	51	-
Store closures	153	-	1,086	0.03
W.S. Badcock financing operations	(6,928)	(0.17)	(57,799)	(1.40)
Prepayment penalty on early debt repayment	-	-	-	-
Right-of-use asset impairment	273	0.01	648	0.02
Integration costs	64	-	528	0.01
Divestiture costs	493	0.01	2,429	0.06
Acquisition costs	4,776	0.12	5,403	0.13
Gain on investment in equity securities	(12,859)	(0.31)	10,864	0.26
Acquisition bargain purchase gain	(3,581)	(0.09)	(3,514)	(0.09)
Gain on sale-leaseback and owned properties, net	(49,854)	(1.21)	(52,127)	(1.27)
Adjustments to EBITDA	(59,530)	(1.44)	(77,547)	(1.88)
Non-cash amortization of debt issuance costs	5,653	0.13	12,032	0.28
Amortization of acquisition-related intangibles	4,359	0.11	8,445	0.21
Securitized receivables interest expense	62,909	1.53	128,208	3.12
Tax impact	(3,452)	(0.08)	(18,339)	(0.45)
Impact of diluted share count assuming non-GAAP net income	-	-	-	-
Total Adjustments to Net income (loss) from continuing operations	9,939	0.25	52,798	1.28
Non-GAAP Net Income from continuing operations / Non-GAAP diluted EPS from continuing operations	$48,793	$1.19	$101,842	$2.47
Basic weighted average shares		40,356,299		40,331,855
Non-GAAP diluted weighted average shares outstanding		41,126,605		41,148,668

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the Company’s results of operation and financial condition, statements regarding product and freight costs, home furnishings unit volumes and profit margins and its outlook for fiscal 2022. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. The Company refers you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended December 25, 2021, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161